EXHIBIT 32

SECTION 1350 CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report on Form 10-K of First Financial Holdings, Inc. (“First Financial”) for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Wayne Hall, President and Chief Executive Officer of First Financial, and Blaise B. Bettendorf, Executive Vice President and Chief Financial Officer of First Financial, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Financial.

Date: March 18, 2013

/s/ R. Wayne Hall	/s/ Blaise B. Bettendorf
R. Wayne Hall	Blaise B. Bettendorf
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer